Exhibit 99.1

APII Announces Planned Growth for 2009

Growth Targeted by Focusing on Core Products, New Channels and New Products

ORLANDO, FL—(Marketwire - November 19, 2008) - Action Products International, Inc. (NASDAQ: APII) laid out plans to increase sales in 2009. The management team sees unrealized potential in the Company’s established assets and with the change in culture, redirection of marketing and sales strategies, reduction in operating costs and plans to expand into new channels, management is implementing aggressive sales growth plans for the coming fiscal year.

In 2009, the Company is projecting sales of $12 million, an estimated $8.5 million in sales is projected to be generated by the existing product portfolio with an additional $3.5 million resulting from acquired products and products presently owned but not previously released to the market. The Company stated a large portion of the incremental $3.5 million will be dependent on the Company’s ability to raise investment and working capital to fund acquisitions and launch of new products.

As part of the efforts to maximize sales in the mass market channels, the new management team has reallocated internal resources, contracted specialized sales reps and developed a focused mass market channel program to increase sales in these targeted accounts. Further development of selected new products for chain retailers will also help increase brand awareness and the selling of competitively priced brand assortments rather than individual items. The management team also focused immediately on existing key customers and top selling toy brands with the development of on-package promotions, channel promotions and an aggressive on-line marketing campaign.

The Company is implementing an aggressive sales program to increase international distribution of its full line of award winning branded products such as I Dig™, Curiosity Kits™, Play and Store™, Space Voyagers™ and Kidz Workshop™. Through a recently formulated campaign, management is exploring distribution relationships with selected international distributors and agents in the U.K., Europe, and South America. Action Toys Inc., in the last three years, has posted international sales of over $800,000 to customers in countries ranging from the Americas to Asia and through designated product distributors in the UK and Puerto Rico.

CEO Neil Swartz commented on the targeting strategy, “Growth in our business is crucial for our success. Our management team has outlined aggressive growth plans for new channels in 2009. We believe with our award winning brands in each category, the sales channels we are in now, the new sales initiatives we are implementing and new financing, we expect to achieve our 2009 objectives and be better positioned for the future.”

About Action Products International, Inc.

Action Products International, Inc. is a global manufacturer and distributor of brand-focused consumer products with award winning brands in the educational toys and crafts product segment. Headquartered in Orlando, Florida, the Company’s product line includes action figures, play-sets, activity kits and premium wooden toys that emphasize educational fun within the themes of arts and crafts, nature and science.

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Action Toy Company products are distributed to and sold by more than two thousand retail stores worldwide. For more information about the Action Toy Company, please visit our websites at www.apii.com and www.actiontoycompany.com

Safe Harbor Forward-Looking Statements

Statements contained in this release that are not strictly historical are “forward-looking statements.” Such forward-looking statements are sometimes identified by words such as “intends,” “projects,” “anticipates,” “believes,” “expects” and “hopes.” The forward-looking statements are made based on information available as of the date hereof, and the Company assumes no obligation to update such forward-looking statements. Editors and investors are cautioned that such forward-looking statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from those in these forward-looking statements. Such risks and uncertainties include but are not limited to demand for the Company’s products and services, our ability to continue to develop markets, general economic conditions, our ability to secure additional financing for the Company and other factors that may be more fully described in reports to shareholders and periodic filings with the Securities and Exchange Commission.

Contact:

ACTION PRODUCTS

Neil Swartz

CEO and Chairman

Email: NSwartz@APII.com

Phone: 407.481.8007

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